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                                                                   Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use and incorporation of our report, dated May 28, 1999, related to MST Analytics, Inc. and Subsidiaries, included in this Form 10-K, into ATMI, Inc.'s previously filed Registration Statements File Nos. 33-77060, 33-93048, 333-49561, 333-56349,
333-55827, 333-46222, 333-82089, 333-94641, 333-31982 and 333-46224. We also consent to the application of our report to the schedule labeled "Valuation and Qualifying Accounts" as of the date and period covered by our report.


                                               /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
March 29, 2001